Exhibit 10.94

FIRST AMENDMENT TO THE
REGISTRATION RIGHTS AGREEMENT

This First Amendment to The Registration Rights Agreement (this “Agreement”) is made and entered into as of May 8, 2008, to be effective as of December 21, 2007 (the “Effective Date”), by and between XA, Inc., a Nevada corporation (“XA”) and Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital IV LLC,  and Katie & Adam Bridge Partners, L.P. (each a “Purchaser” and collectively the “Purchasers”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on or around June 22, 2007, the Purchasers entered into a Securities Purchase Agreement, pursuant to which XA sold certain convertible promissory notes and warrants (the “Securities”) to purchase shares of XA’s common stock to the Purchasers (the “Prior Purchase Agreement”);

WHEREAS, the Prior Purchase Agreement included a Registration Rights Agreement which the Purchasers entered into with XA to register the shares of common stock issuable to the Purchasers in connection with the conversion of and/or exercise of the Securities (the “Prior Registration Rights Agreement”);

WHEREAS, Sands Brothers Venture Capital III LLC (“Sands Brothers III”) entered into a Registration Rights Agreement with XA on or around December 21, 2007 (the “Sands Brothers III Rights Agreement”), which replaced and superseded the terms of the Prior Registration Rights Agreement, to which Sands Brothers III was also a party, and extended the filing and effectiveness deadlines of such Prior Registration Rights Agreement;

WHEREAS, a negotiated term and provision of the Sands Brothers III December 2007 funding was the amendment of the filing and effectiveness dates with the Purchasers of the terms and conditions of the Prior Registration Rights Agreement;

WHEREAS, the Purchases now desire to enter into this Agreement with XA, pursuant to which such Purchasers agree to be bound by the terms and conditions of the Sands Brother III Rights Agreement; and

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.	Amendment To The Prior Registration Rights Agreement Terms.

The Purchasers each individually agree that from the Effective Date of this Agreement forward, the terms of the Prior Registration Rights Agreement to which they are a party will have and XA will be bound to, substantially similar terms (including filing dates and effectiveness dates) as the Sands Brothers III Rights Agreement, as if each of the Purchasers was a party to such Sands Brothers III Rights Agreement, and the terms and conditions of the Prior Registration Rights Agreement shall be amended by and superseded by the terms of the Sands Brothers III Rights Agreement (the “Amendment”).

The Purchasers confirm that they received valid consideration from the Amendment.

XA confirms that it will receive valid consideration from the Amendment.

2.	Miscellaneous.

(a)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)
Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(c)
Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

XA, Inc.

/s/ joseph wagner
Joseph Wagner
Chief Executive Officer

Purchasers:

Sands Brothers Venture Capital LLC	Sands Brothers Venture Capital II LLC

By: /s/ scott baily	By: /s/ scott baily
Its: coo	Its: coo
Printed Name: scott baily	Printed Name: scott baily

Sands Brothers Venture Capital IV LLC	Katie & Adam Bridge Partners, L.P.

By: /s/ scott baily	By: /s/ scott baily
Its: coo	Its: coo
Printed Name: scott baily	Printed Name: scott baily